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                                                                    EXHIBIT 99.1

                             REVOCABLE PROXY BALLOT
                            FIRST CAROLINA STATE BANK
                         SPECIAL MEETING OF SHAREHOLDERS
                                 March 25, 2004

VOTE BY MAIL Please mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of First Carolina State Bank, a North Carolina banking corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Shareholders and proxy statement/prospectus, each dated _________, 2004, and hereby appoint(s) ____________ and ______________, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of First Carolina State Bank to be held
March 25, 2004 at 11:00 a.m., local time, at the Holiday Inn, 651 North Winstead Avenue, Rocky Mount, North Carolina, and at any adjournments or postponements thereof, upon the proposal set forth on this form of proxy and described in the proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof.

1. To adopt the Agreement and Plan of Merger, dated as of December 1, 2003, by and between First Carolina State Bank, a North Carolina banking corporation, and Capitol Bancorp Ltd., a Michigan corporation, and to approve the merger of CBC Bank, a North Carolina banking corporation and wholly-owned subsidiary of Capitol Bancorp Ltd., with and into First Carolina State Bank:

            / /  FOR             / /  AGAINST           / /  ABSTAIN


Dated:
      -------------------------------   (This proxy should be marked, dated,
                                        signed by the shareholder or
                                        shareholders exactly as the
-------------------------------------   shareholder's or shareholders' names
(Signature)                             appear hereon, and returned promptly in
                                        the enclosed envelope. Persons signing
                                        in a fiduciary or representative
-------------------------------------   capacity should so indicate. If shares
(Signature)                             are held by joint tenants, as community
                                        property or otherwise by more than one
                                        person, all should sign.)


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE MERGER PROPOSAL LISTED ABOVE, AND, IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THEIR JUDGMENT AND AS SUCH PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.